  As filed with the Securities and Exchange Commission on August 11, 1997
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             _____________________

                  Donnelley Enterprise Solutions Incorporated
             (Exact name of registrant as specified in its charter)

           Delaware                                    13-3160717
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

   161 North Clark Street, Suite 2400                    60601
   Chicago, Illinois                                   (Zip Code)
(Address of principal executive offices)

                  Donnelley Enterprise Solutions Incorporated
                       1997 Employee Stock Purchase Plan
                           (Full title of the plans)

                               Rhonda I. Kochlefl
                              Chairman, President
                          and Chief Executive Officer
                  Donnelley Enterprise Solutions Incorporated
                        161 N. Clark Street, Suite 2400
                            Chicago, Illinois 60601
                                 (312) 419-7600
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                          ____________________________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                             Proposed      Proposed
     Title of              Amount            maximum       maximum        Amount of
 Securities to be           to be            offering     aggregate    registration fee
  registered(1)          registered         price per      offering
                                              share         price
---------------------------------------------------------------------------------------
  Common Stock,            200,000         $13.0625(3) $2,612,500.00(3)    $792.00
  $.01 par value           shares(2)
=======================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Plan described herein.

(2) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported in the Nasdaq National Market Issues on August 7, 1997.
================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Donnelley Enterprise Solutions Incorporated (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997; and

     (c) The description of the Common Stock, par value $.01 per share, of the Company which is contained in the Company's Registration Statement on Form 8-A, filed on October 10, 1996.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

     In accordance with Section 102(b)(7) of the Delaware GCL, the Company's First Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the Delaware GCL (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

     The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the Delaware GCL, as amended from time to time. It states that the indemnification provided therein shall not be deemed exclusive. The Company may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss, under the provisions of the Delaware GCL.

     Pursuant to Section 145, the Company maintains directors' and officers' liability insurance coverage.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

Exhibit
  No.                                      Description
-------                                    -----------
4(a)           First Amended and Restated Certificate of Incorporation of the
               Company (incorporated by reference to Registration Statement on
               Form S-1 (File No. 333-10127), Exhibit 3.1).
4(b)           By-laws of the Company (incorporated by reference to Registration
               Statement on Form S-1 (File No. 333-10127), Exhibit 3.2).
5              Opinion of Sidley & Austin.
23(a)          Consents of Arthur Andersen LLP.
23(b)          Consent of Sidley & Austin (contained in Exhibit 5 hereto).
24             Powers of Attorney (included in the signature page of this
               Registration Statement).

Item 9.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 5th day of August, 1997.


                                       DONNELLEY ENTERPRISE SOLUTIONS
                                           INCORPORATED


                                       By: /s/ Rhonda I. Kochlefl
                                           -------------------------------------
                                           Rhonda I. Kochlefl
                                           Chairman, President and
                                              Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Rhonda I. Kochlefl and Luke F. Botica, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying anc confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                  Title(s)                            Date
       ---------                                  --------                            ----
/s/ Rhonda I. Kochlefl         Chairman, President and Chief Executive Officer        August 5, 1997
-------------------------       (principal executive officer)
    Rhonda I. Kochlefl


/s/ Luke F. Botica             Senior Vice President and Chief Financial Officer      August 5, 1997
-------------------------       (principal financial officer)
    Luke F. Botica


/s/ Leo S. Spiegel             Senior Vice President and Chief                        August 5, 1997
-------------------------       Technology Officer and Director
    Leo S. Spiegel


/s/ Thomas A. Munro            Corporate Controller                                   August 5, 1997
-------------------------       (principal accounting officer)
    Thomas A. Munro


/s/ Daniel I. Malina           Director                                               August 5, 1997
-------------------------
    Daniel I. Malina


/s/ Charles F. Moran           Director                                               August 5, 1997
-------------------------
    Charles F. Moran


/s/ W. Ed Tyler                Director                                               August 5, 1997
-------------------------
    W. Ed Tyler

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 5th day of August, 1997.


                                 DONNELLEY ENTERPRISE
                                 SOLUTIONS INCORPORATED
                                 1997 EMPLOYEE STOCK PURCHASE PLAN

                                 By: /s/ Charles F. Moran
                                     -------------------------
                                     Charles F. Moran
                                     Chairman,
                                     Donnelley Enterprise Solutions Incorporated
                                     Compensation Committee

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                      Description of Exhibit
------                      ----------------------

4(a) First Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-10127), Exhibit 3.1).

4(b) By-laws of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-10127), Exhibit 3.2).

5*             Opinion of Sidley & Austin.

23(a)*         Consents of Arthur Andersen LLP.

23(b)*         Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24* Powers of Attorney (included in the signature page of this Registration Statement).


________________________
*Filed herewith